SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage Fund -- Class A Shares
Fiscal period ending: November 30, 1997
Inception date (if less than 10 years of performance): N/A


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1079.27  $1624.61     $2853.81

T   =  Average Annual
       Total Return              7.93%     10.19%      11.06%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $ 12,001,190

Expenses                         $  1,039,444

Reimbursement                    $   0

Average shares                     142,425,889

NAV                              $9.95

Sales Charge                        4.75%

POP                              $10.45

Yield at POP                         9.01%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage Fund -- Class B Shares
Fiscal period ending: November 30, 1997
Inception date (if less than 10 years of performance): 5/16/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000    $1,000

ERV =  Ending Redeemable Value   $1075.20   $1609.86   $2741.08
T   =  Average Annual
       Total Return              7.52%       9.99%     10.61%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $9,434,003

Expenses                         $1,503,697

Reimbursement                    $0

Average shares                     112,311,928

NAV                              $9.91

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                         8.70%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage Fund -- Class M Shares
Fiscal period ending: November 30, 1997
Inception date (if less than 10 years of performance): 12/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1094.17  $1629.80     $2811.28

T   =  Average Annual
       Total Return               9.42%    10.26%       10.89%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $16,033,596

Expenses                         $ 1,779,967

Reimbursement                    $    0

Average shares                     190,816,120

NAV                              $9.94

Sales Charge                        3.25%

POP                              $10.27

Yield at POP                         8.88%